As filed with the Securities and Exchange Commission on October 7 2014

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment # 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Caleminder Inc.

(exact name of Registrant as specified in its charter)

Delaware	7310	47-0993705
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/oShiraHalperin

5 BEIT MEIR

BET MEIR

9086500

ISRAEL

PHONE 972-73-743-7802

(Address, including zip code, and telephone number, including area code,

of Registrant's principal executive offices)

Caleminder Inc.

108 West 13th Street Wilmington Deleware

DE 19801

Tel. 302-266-9367 302-266-9367

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Copies of communications to:

Harold P. Gewerter, Esq.

Harold P. Gewerter, Esq. Ltd.

5536 S. Ft. Apache #102

Las Vegas, NV 89148

Ph: (702) 382-1714

Fax: (702) 382-1759

HAROLD@GEWERTERLAW.COM

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same Offering. [ ]

 If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same Offering. The Offering will terminate 180 days after this Registration Statement is declared effective by the Securities and Exchange Commission. [ ]

Indicate by check mark whether Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller fully - reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller fully - reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated Filer	[ ]
Non-accelerated filer	[ ]	Smaller fully- reporting company	[x]
(Do not check if a smaller reporting company)

Calculation of Registration Fee

		Proposed	Proposed	Amount
Title	Amount	Maximum	Maximum	of
Of Securities	to be	Offering Price	Aggregate	Registration
To be Registered	Registered	Per Share	Offering Price (1)	Fee (1)
Common Stock, par value $0.0001 per share (1)	2,500,000	$0.02	$50,000	$7

(1) Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

Caleminder Inc. (the "Registrant," "we," "us," "our" or the "Company") does not intend to escrow any funds received through this Offering. Upon the receipt of funds as the result of a completed sale of Shares of our common stock, par value $0.0001 per share (the "Shares") being offered pursuant to an effective Registration Statement (the "Registration Statement"), those funds will be placed into our corporate bank account and may be used at the discretion of the management, from time to time (as per Item 501(b)(8)(iii) of Regulation S-K).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus Subject To Completion Dated September 4 2014

Caleminder Inc.

Up to a Maximum of 2,500,000 Shares of Common Stock at $0.02 Per Share

We are offering for sale a maximum of 2,500,000 Shares of our common stock (the "Shares") in a self-underwritten Offering by the management of the Registrant directly to the public at a price of $0.02 per Share (the "Offering Price"). There is no minimum amount of Shares that we must sell in our direct Offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, the offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the Shares without any underwriting discounts or commissions. The purchase price is $0.02 per share. If all 2,500,000 Shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days at our sole discretion), the Offering for the balance of the Shares will terminate and no further Shares will be sold. If all of the Shares offered by us are purchased, the gross proceeds to us will be $50,000. This is our initial public offering and no public market currently exists for Shares of our common stock.

We intend for our common stock to be sold by our Officers and Directors. Such persons will not be paid any commissions for such sales.

We will pay all expenses incurred in this Offering. The Offering will terminate 180 days after this Registration Statement is declared effective by the Securities and Exchange Commission (the "Offering Period"). However, we may extend the Offering for up to 90 additional days following the expiration of the 180 day Offering Period.

At present, our Shares of common stock are not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

BECAUSE THERE IS NO MINIMUM NUMBER OF SHARES REQUIRED TO BE SOLD IN ORDER TO CLOSE THIS OFFERING, PROCEEDS FROM THIS OFFERING WILL NOT BE HELD IN ESCROW AND WILL BE IMMEDIATELY AVAILABLE FOR OUR USE, WITHOUT CONDITION, REGARDLESS OF THE AMOUNT OF PROCEEDS RAISED. IF WE FILE FOR BANKRUPTCY PROTECTION, OR A PETITION FOR INVOLUNTARY BANKRUPTCY IS FILED BY CREDITORS AGAINST US, YOUR FUNDS WILL BECOME PART OF THE BANKRUPTCY ESTATE AND ADMINISTERED ACCORDING TO THE BANKRUPTCY LAWS. AS SUCH, YOU WILL LOSE YOUR INVESTMENT AND YOUR FUNDS WILL BE USED TO PAY CREDITORS. THE COMPANY WILL NEED TO RAISE NET PROCEEDS OF APPROXIMATELY $8,500 IN ORDER TO ALLEVIATE THE NEED TO FILE FOR PROTECTION UNDER BANKRUPTCY LAWS UNDER THE UNITED STATES BANCRUPCY CODE AS AMOUNTS RAISED LESS WILL CAUSE THE BUSINESS TO FAIL IF THE DIRECTOR WILL BE UNABLE TO FUND THE COMPANY.

The information in this prospectus is not complete and may be changed. This prospectus is included in the Registration Statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the Registration Statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Company is a SHELL Company as defined in Securities Act Rule 405 of Regulation C

The date of this preliminary prospectus is October 7 , 2014

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TABLE OF CONTENTS

Prospectus Summary	3
Our Company	3
Our Direct Public Offering	4
The Offering	4
Selected Summary Financial Data	5
RISK FACTORS	6
RISKS RELATING TO OUR COMPANY	6
Use of Proceeds	19
Percent of Net Proceeds Received	20
Determination of Offering Price	21
Dilution	21
Our Business	22
General Development	22
THIRD-PARTY MANUFACTURERS
INTELLECTUAL PROPERTY	24
COMPETITION	24
Patent, Trademark, License & Franchise Restrictions	24
Contractual Obligations & Concessions	24
Employees	25
Transfer Agent	25
Research and Development	25
Description of Property	26
Management's Discussion	26
Analysis or Plan of Operation	26
Plan of Operation	26
General Working Capital	28
Quantitative and Qualitative Disclosures about Market Risk.	29
Analysis of Financial Condition and Results of Operations	29
Other	29
Recently Issued Accounting Pronouncements	30
Off-Balance Sheet Arrangements	30
Inflation	30
Market for Common Equity	31
Related Stockholder Matters	31
Market Information	31
Security Holders	31
Dividend Policy	31
Securities Authorized Under Equity Compensation Plans	31
Directors, Executive Officers, Promoters	31
Control Persons	31
Directors and Executive Officers	31
Audit Committee and Financial Expert	32
Code of Ethics	32
Potential Conflicts of Interest	32
Involvement in Certain Legal Proceedings	33
Executive Compensation	33
SUMMARY COMPENSATION TABLE	33
Option/SAR Grants	33
Long-Term Incentive Plans and Awards	33
Compensation of Directors	34
Employment Contracts, Termination of Employment	34
Change-in-control Arrangements	34
Certain Relationships and Related Transactions	34
Director Independence	35
Security Ownership of Certain Beneficial Owners and Management	35
Legal Proceedings	35
Description of Securities	35
Our Common Stock	36
Our Preferred Stock	37
Plan of Distribution	38
OFFERING PERIOD AND EXPIRATION DATE	39
PROCEDURES FOR SUBSCRIBING	39
Right to Reject Subscriptions	39
Underwriters	40
Regulation M	40
Section 15(G) of the Exchange Act	40
Changes In and Disagreements with Accountants On Accounting And Financial Disclosure	40
Indemnification for Securities Act Liabilities	40
Legal Matters	41
Experts	41
Interest of Named Experts and Counsel	41
Available Information	41
Information Not Required in Prospectus	44
Signatures	47
Exhibits Table	47

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Prospectus Summary

The following summary highlights selected material information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.

Our Company

All references to "we," "us," "our," or similar terms used in this prospectus refer to Caleminder Inc. Our fiscal year ends on December 31.

We were incorporated in the State of Delaware on May 28, 2014 and are a development stage company. Our company has developed a business plan for an online service that provides a calendar- based greeting and reminder service to assist subscribers in remembering important life events such as birthdays, anniversaries, etc.

The Company operates out of Israel however the web application will be available worldwide .

Users will register with the system and enter these important dates as well as configure a variety of settings, including how they want to be notified, for example by email or by text message or via Facebook or other social media tools; when they want to be notified, for example one month prior, two weeks prior, one week prior, etc. The user can also designate contacts as belonging to specific user groups such as Friends, Family, Professional Contact. These user groups will be customizable. The content of the reminder can also be customized so that the user can either enter all the relevant details, or leave the reminder cryptic so as not to alert others to the upcoming event. Many of the settings will be one-time preferences while other fields will need to be customized per reminder set. A series of reports will be made available to the end-user to indicate what reminders are pending, already sent, etc. Because the website will run entirely on the Cloud, end-users will not be required to download any application.

The company plans to work with an outside web developer to create the programming, back office and infrastructure, as well as the look and feel of the website. We plan to work with marketing and social media experts to determine the best way to promote the site and brand our offering. We will also need to hire user interface experts to optimize the graphic user interface.

We plan to monetize the site through several means including topic-based advertisement; local, national, global and corporate sponsors, and more. While the base service will be free to end-users, additional for-pay services will be added. These will include not only the reminder messages that are free, but the ability to configure automatic emails that will be sent on the day of the event – birthday, anniversary, etc. to another person. We believe we can create an interface that will enable the end-user to customize many factors within the notification. We will offer the for-pay users the opportunity to upload a video or tape an audio message that will be attached to the email or included in a link. A full set of for-pay end-user benefits will need to be discussed with the development agency we hire. Some of the initially planned features may need to be shifted to later development cycles.

Certain features of the proposed services may not be developed without proper funding .

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In the early stages, we plan to develop template-like options that enable a user to upload digital photographs, logos, etc. to customize templates that can be saved and reused when needed. Each template will be created via a Template Editor. Ideally, the Template Editor will have a graphic “What You See Is What You Get” interface that enables the user to drag and drop elements to customize the template. The user should be able to control the font, color and size of text, move graphics around, and more.

At the same time, for users who feel that they are less creative, the Caleminder service should include some basic samples that can quickly be modified by adding a name, user address, and event title and quickly generate and send the appropriate card.

We are currently a SHELL company and will need to raise $18,500 to commence operations .

Our auditors have issued an audit opinion which includes a statement describing our going concern status. Our financial status creates substantial doubt as to whether we will be able to continue as a going concern. Investors should note that we have not generated any revenues to date, and that we do not yet have any services available for sale.

The Company has no full time employees, and our officer intend to devote approximately twenty hours per week to the business activities of the Company.

Our Direct Public Offering

We are offering for sale up to a maximum of 2,500,000 Shares of our common stock directly to the public. There is no underwriter involved in this Offering. We are offering the Shares without any underwriting discounts or commissions. The purchase price is $0.02 per share. If all of the Shares offered by us are purchased, the gross proceeds before deducting expenses of the offering will be up to $50,000. The expenses associated with this offering are estimated to be $11,500 or approximately 23% of the gross proceeds of $50,000 if all the Shares offered by us are purchased. If all the Shares offered by us are not purchased, then the percentage of offering expenses to gross proceeds will be higher and a lower amount of proceeds will be realized from this offering.

This is our initial public Offering, and no public market currently exists for Shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

The Offering will terminate 180 days after this Registration Statement is declared effective by the Securities and Exchange Commission. However, we may extend the Offering for up to 90 days following the six month Offering period.

The Offering

Total Shares of common stock outstanding prior to the Offering	7,500,000 Shares

Shares of common stock being offered by us	2,500,000 Shares

Total Shares of common stock outstanding after the Offering	10,000,000 Shares

Gross proceeds:	Gross proceeds from the sale of up to 2,500,000 Shares of our common stock will be up to $50,000. Use of proceeds from the sale of our Shares will be used as general operating capital towards the cost of launching our website and services, as well as identifying a marketing agency that is ideally matched to our needs, such that we are able to design, develop and market our services. We will also need to hire a web development agency and a user interface expert as well as ongoing social media experts to promote our calendar-based reminder service on an ongoing basis.

Risk Factors	There are substantial risk factors involved in investing in our Company. For a discussion of certain factors you should consider before buying Shares of our common stock, see the section entitled "Risk Factors."

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This is a self-underwritten public Offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis, and we do not intend to use an underwriter for this Offering. We do not have an arrangement to place the proceeds from this Offering in an escrow, trust, or similar account. Any funds raised from the Offering will be immediately available to us for our immediate use.

As used in this prospectus, references to the "Company," "we," "our," or "us" refer to Caleminder Inc., unless the context otherwise indicates.

A Cautionary Note on Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform to actual results.

Selected Summary Financial Data

This table summarizes our operating and balance sheet data as of the periods indicated. You should read this summary financial data in conjunction with the "Plan of Operations" and our financial statements and notes thereto included elsewhere in this prospectus.

(May 28, 2014)
Through
(June 30 2014 )
Statement of Operations:

Total revenues	$—

Total operating expenses	$1,000

(Loss) from operations	$(1,000)

Net (loss)	$(1,000)

(Loss) per common share	$(0.00)

Weighted average number of common Shares outstanding - Basic and diluted	6,617,647

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As of
(June 30, 2014)

Balance Sheet:

Cash in bank	$15,000

Prepaid Expenses	$3,000

Total current assets	$18,000

Total assets	$18,000

Total current liabilities	$18,250

Total liabilities	$18,250

Total stockholders (deficit)	$(250)

Total liabilities and stockholders (deficit)	$18,000

RISK FACTORS

This investment has a high degree of risk. Before you invest, you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or part of your investment.

RISKS RELATING TO OUR COMPANY

1.	We are a development stage company with no operating history and may never be able to carry out our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We were established on May 28, 2014, and we plan to develop a calendar-based greetings and reminder service for which we will need to hire a development team, a marketing team, and one or more social media experts that will be responsible for promotion on an ongoing basis. We have not generated any revenues, nor have we realized a profit from our operations to date, and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon the successful marketing of our service. We may not be able to successfully carry out our business. There can be no assurance that we will ever achieve any revenues or profitability. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business in our industry, and our Company is a highly speculative venture involving significant financial risk.

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2.	We expect to incur operating losses in the next twelve months because we have no plan to generate revenues unless and until we successfully find developers, user interface experts, marketing experts and social media experts to begin the designing, marketing and promoting of our web-based calendar greeting and reminder service.

We have never generated revenues. We intend to find developers, user interface experts, marketing experts and social media experts to begin the designing, marketing and promoting of our web-based calendar greeting and reminder service. Until that happens, we expect to incur operating losses over the next twelve months because we have no source of revenues unless and until we are successful in finding one or more manufacturers and one or more advertising agencies. We cannot guarantee that we will ever be successful in developing and marketing a web-based calendar greeting and reminder service on agreeable and profitable terms to generate revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. We cannot garantuee that we will start to generate revenues within the next twelve months and we will need to have a large free user base and / or a paid premium service before we would attract significant advertising revenue .

3.	We do not have sufficient cash to fund our operating expenses for the next twelve months, and we will require additional funds through the sale of our common stock, which requires favorable market conditions and interest in our activities by investors. We may not be able to sell our common stock, and funding may not be available for continued operations.

Because we do not expect to have any cash flow from operations within the next twelve months, we will need to raise additional capital, which may be in the form of loans from the current stockholder and/or from public and private equity Offerings. Our Shareholder has however committed to fund the minimum necessary operating expenses of the Company for a period of no less than twelve months from present. As our Shareholder has only committed verbally, the arrangement may not be legally binding, as we believe this to be a discretionary commitment , and as she is the sole Director of the Company the commitment may be difficult to enforce , and therefore if she is unable to fund the Company, we will need to access capital elsewhere. Additionally the commitment which has been assured by the Director who has assured the funds are available is only to fund the Company 's ability to continue to report as a public Company rather than fund the business plan and model . Our ability to access capital will depend on our success in implementing our business plan. It will also depend upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the implementation of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. If we are unable to raise additional funds in the future, and/or our Shareholder will not fund the Company, we may have to cease all substantive operations within a period of no longer than six months. In such event it would not be likely that investors would obtain a profitable return on their investment or a return of their investment at all.

4.	Our auditors have expressed substantial doubt about our ability to continue as a going concern, and if we do not raise net proceeds of at least $18,500 from our Offering, we may have to suspend or cease operations within twelve months.

Our audited financial statements for the period from May 28, 2014, through June 30, 2014, were prepared using the assumption that we will continue our operations as a going concern. We were incorporated on May 28, 2014, and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financing activities or to generate profitable operations. Such capital formation activities may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. We believe that if we do not raise net proceeds of at least $18,500 from our Offering, we may have to suspend or cease operations within twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company.

The Company will fail if it does not raise a minimum of net proceeds of $8,500 and the Director will not be able to fund the Company

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5.	If we are unable to obtain additional financing or generate revenue, we will not have sufficient cash to continue operations beyond twelve months.

We will need to raise additional funds, in addition to the funds raised in this public Offering, through public or private financing, strategic relationships, or other arrangements in the near future, to support our business operations beyond the next twelve months; however, we currently do not have commitments from any manufacturers, investors or marketing agencies to assist us in raising additional capital. We cannot be certain that any such financing will be available on acceptable terms, or at all, and our failure to raise capital when needed would limit our ability to continue our operations. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on our financial performance, results of operations and stock price; and require us to curtail or cease operations, sell off our assets, seek protection from our creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of our common stock; debt financing, if available, may involve restrictive covenants; and strategic relationships, if necessary to raise additional funds, may require that we relinquish valuable rights.

6.	We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven, as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision-making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in finding manufacturers and marketing agencies with the necessary experience that are interested in undertaking to be involved with bringing our web-based calendar reminder application to market. There is a substantial risk that we will not be successful in implementing our business plan, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

7.	Because we intend to use proceeds from the Offering as they are received and we are not making provisions for a refund to investors in connection with this Offering, you may lose your entire investment.

Even though our business plan is based upon the complete subscription of the Shares offered through this Offering, the Offering makes no provisions for refund to an investor. We will utilize all amounts received from newly issued common stock purchased through this Offering, even if the amount obtained through this Offering is not sufficient to enable us to go forward with our planned operations. Because we are going to manufacture and market our service, we can begin operations even with a more limited budget and continue as sufficient funds are raised. Any funds received from the sale of newly issued stock will be placed into our corporate bank account. We do not intend to escrow any funds received through this Offering. Once, and if, funds are received as the result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of management.

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8.	As a development stage company, since we may experience substantial costs above those estimated in "Use of Proceeds" in our search for one or more manufacturers and one or more marketing agencies, we may not have sufficient capital to successfully complete the marketing and promotion to the point that we are able to manufacture and sell our service.

We may experience substantial cost overruns designing, marketing and promoting our web-based calendar greeting and reminder service and therefore be unable to successfully complete plans to generate or raise funds to offset operational costs. We may not be able to find an ideal developer and/or marketing agency for many reasons, including industry conditions, general economic conditions, and/or competition from other potential developers, marketing agencies, etc. In addition, the commercial success of any web-based service is often dependent upon factors beyond the control of the company attempting to market the service, including, but not limited to, market acceptance of the service concept and whether or not we reach an agreement with one or more development, marketing, user interface, experts and/or social media agencies that can help us adequately develop and promote the service through prominent marketing channels and/or other methods of promotion. Even if we do succeed in raising the capital to aggressively market our plans to manufacture and market our service, we cannot ensure that the final cost for developing and marketing this service will be found to be warranted and reasonable, and therefore we cannot ensure that the service, if developed, will actually find popularity and acceptance.

9.	We are a small company with limited resources, and we do not yet have any developers or marketing agencies interested in working with us to bring our web-based calendar reminder service to market. Further, we cannot confirm that a developer or marketing agency that does sign an agreement with our company can compete effectively and increase market share.

Current and potential competitors are already developing, and marketing protective coverings and similar services have operating histories and name recognition, and a base of distributors and customers. As a result, these competitors have credibility with potential distributors and customers. Since we have not yet started to market our web-based greeting and calendar reminder service, it is not possible to know whether any developer and/or marketing agency and/or social media agency and/or user interface designer with which we close a deal can successfully compete against more established corporations with operating histories, name recognition and established distributors and customers. It is possible that these competitors also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their services and services than Caleminder can. Caleminder may not have sufficient resources to make their investment profitable and may not be able to properly design, market and promote our web-based calendar reminder service concept in light of the competition. This inability might, in turn, cause our business to suffer and restrict our profitability potential.

10.	Changing consumer preferences may negatively impact our business.

The Company's success is dependent upon our ability to identify and work with web developers who are familiar with web-based services that are offered on a subscriber basis, as well as marketing agencies who are familiar with identifying and reaching our target markets. Consumer preferences with respect to such services are difficult to predict. As a result of changing consumer preferences, we cannot assure you that our service will achieve customer acceptance; or that it will continue to be popular with consumers for any significant period of time; or that new services will achieve an acceptable degree of market acceptance; or that if such acceptance is achieved, it will be maintained for any significant period of time. The failure of a service to achieve and sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

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11.	Because our Director and officer has no experience in running a company that plans to develop, market and manage a web-based calendar greeting and reminder service, they may not be able to successfully operate such a business, which could cause you to lose your investment.

We are a development stage company and we intend to identify and work with developers and marketing experts who are familiar with web-based services such as the one that we plan to develop. as well as marketing agencies who are familiar with identifying and reaching our target markets. Shira Halperin, our current Director and Officer, has effective control over all decisions regarding both policy and operations of our Company with no oversight from other management. Our success is contingent upon the ability of this individual to make appropriate business decisions in these areas. However, our Director and Officer has no experience in operating a company related to the development and marketing of a web-based calendar reminder service. It is possible that this lack of relevant operational experience could prevent us from becoming a profitable business and hinder an investor from obtaining a return on his investment in us.

Mrs. Halperin does not have technical expertise, experience or education in computer software or software development and a prototype of the prospective application has not been developed however the details of the business plan model has been consulted with related technical engineer consultants. These consultants were from a social media company called WRITEPOINT .There was no formal agreement and no compensation was paid however after the offering the Company may enter with them into a definitive agreement for further consultation with compensation. .

12. a)	Since the Officer and Director has outside activities and will only be devoting up to 50% of her time to our operations, our operations may be sporadic, which may result in periodic interruptions or suspensions of our business activities.

Our Director and officer is only engaged in our business activities on a part-time basis. This could cause the officer a conflict of interest between the amount of time she devotes to our business activities and the amount of time required to be devoted to her other activities. Shira Halperin, our current Director and Officer, intends to devote only approximately 20 hours per week to our business activities. Subsequent to the completion of this Offering, we intend to increase our business activities in terms of development, marketing and sales. This increase in business activities may require that either our Director / Officer engage in our business activities on a full-time basis or that we hire additional employees; however, at this time, we do not have sufficient funds to pursue either option. Furthermore, we do not have any employment agreements with Ms. Halperin and, as a result, she has no formal obligation or commitment to provide any particular amount of time on the Company's affairs.

b)	Our Director and executive officer has virtually no experience running a public company; and may not be able to successfully operate our business or fulfill our plan of operations, which could cause you to lose your investment.

We are a development stage company, and our director and officer has no experience running a public company nor does she have experience commercially launching and running a web-based service program such as the one we plan to develop. Our plan of operations involves our intention to develop and market our Web-based calendar greeting and reminder service. We have not hired, nor have we made any arrangements to hire anyone with expertise that we may need to be successful in achieving our plan of operations. Our success is contingent upon our future ability to engage specialists to make appropriate business decisions in these areas. However, our director and officer currently has no experience in operating a company that develops or sells services in the field of our planned application. It is possible that this lack of relevant operational experience could prevent us from becoming a profitable business and hinder an investor from obtaining a return on his investment in us.

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13.	Our Director owns 100% of the outstanding Shares of our common stock at present; and after the Offering, assuming the sale of all the Shares in the Offering, she will still be able to influence control of the Company.

Our Director presently owns 100% of our outstanding common stock. If all of the 2,500,000 Shares of our common stock being offered hereby are sold, the Shares held by our Director will constitute approximately 75% of our outstanding common stock. After sale of all stock, the current Director will still have a majority control and will still have a majority of the voting power for all business decisions.

14.	If our intellectual property protection is inadequate, competitors may gain access to our technology and undermine our competitive position.

We regard our current and future intellectual property as important to our success. If we find that we are able to patent any element of our services, we will rely on patent law to protect our proprietary rights. Despite our precautions, unauthorized third parties may copy certain portions of our service or reverse engineer or obtain and use information, code, or concepts that we regard as the base of our offering.

In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the United States. Our means of protecting our proprietary rights in the United States or abroad may not be adequate, and competitors may independently develop a similar technology. Any failure to protect our proprietary information, and any successful intellectual property challenges or infringement proceedings against us could have a material adverse effect on our business, financial condition, or results of operations.

15.	We may be subject to intellectual property litigation such as patent infringement claims, which could adversely affect our business.

Our success will also depend in part on our ability to find, develop and market a commercially viable service without infringing on the proprietary rights of others. Although we have not been notified of any infringement claims and do not have any patent upon which we are basing our planned services, other patents could exist or could be filed which would prohibit or limit our ability to develop and market our Web-based calendar greeting and reminder service in the future. According to our research, no existing patents prohibit or limit our ability to market our service. However, because we cannot be privy to other technologies or services that other companies or individuals may be developing or may develop in the future, we cannot ensure that future services may not infringe on our services enough to require intellectual property litigation and/or adversely affect our business. In the event of an intellectual property dispute, we may be forced to litigate. Intellectual property litigation would divert management's attention from manufacturing and marketing our design patent against current and future payments to us. Should we be forced to incur substantial legal costs, it is not clear whether we will be successful. An adverse outcome could subject us to significant liabilities to third parties, and force us to cease operations.

16.	Since our officer and Director is located in Israel, any attempt to enforce liabilities upon such individuals under the U.S. securities and bankruptcy laws may be difficult.

In accordance with the Israeli Law on Enforcement of Foreign Judgments, 5718-1958, and subject to certain time limitations (the application to enforce the judgment must be made within five years of the date of judgment or such other period as might be agreed between Israel and the United States), an Israeli court may declare a foreign civil judgment enforceable if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the State in which the court is located, competent to render the judgment;

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•	the judgment may no longer be appealed;

•	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•	the judgment is executory in the State in which it was given.

An Israeli court will not declare a judgment enforceable if:

•	the judgment was obtained by fraud;

•	there is a finding of lack of due process;

•	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel;

•	the judgment is in conflict with another judgment that was given in the same matter between the same parties and that is still valid; or

•	at the time the action was instituted in the foreign court, a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

In general, an obligation imposed by the judgment of a United States court is enforceable according to the rules relating to the enforceability of judgments in Israel, and a United States court is considered competent to render judgments according to the laws of private international law in Israel.

Furthermore, Israeli courts may not adjudicate a claim based on a violation of U.S. securities laws if the court determines that Israel is not the most appropriate forum in which to bring such a claim. Even if an Israeli court agrees to hear such a claim, it may determine that Israeli law, not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact, which can be a time-consuming and costly process.

Since our Director and executive officer does not reside in the United States, it may be difficult for courts in the United States to obtain jurisdiction over our foreign assets or person and, as a result, it may be difficult or impossible for you to enforce judgments rendered against us or our Director or executive officer in United States courts. Thus, investing in us may pose a greater risk, because should any situation arise in the future in which you have a cause of action against this person or us, you may face potential difficulties in bringing lawsuits; or, if successful, in collecting judgments against this person or us.

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17.	If and when we begin selling our service, we may be liable for service liability claims, and we presently do not maintain service liability insurance.

The Web-based calendar greeting and reminder service may expose us to potential liability from claims by end-users of the service. We currently have no service liability insurance to protect us against the risk that in the future a service liability claim or service recall could materially and adversely affect our business. Inability to obtain sufficient insurance coverage at an acceptable cost or to otherwise protect against potential service liability claims could prevent or inhibit future agreements to license and sell the service. We cannot assure you that when we successfully find developers and marketing agencies and begin marketing our invention, that we will be able to obtain or maintain adequate coverage on acceptable terms, or that such insurance will provide adequate coverage against all potential claims. Moreover, even if we maintain adequate insurance, any successful claim could materially and adversely affect our reputation and prospects, and divert management’s time and attention. If we are sued for any injury allegedly caused by our future services, our liability could exceed our total assets and our ability to pay the liability.

Risks Relating to our Common Stock

18.	We may in the future issue additional Shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value. We do not need stockholder approval to issue additional Shares.

Our certificate of incorporation authorizes the issuance of 500,000,000 Shares of common stock, par value $0.0001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services, or acquisitions or other corporate actions may have the effect of diluting the value of the Shares held by our investors, and might have an adverse effect on any trading market for our common stock.

19.	Our common stock is subject to the "penny stock" rules of the SEC, and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Security and Exchange Commission relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

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Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public Offerings and in secondary trading; and about the commissions payable to both the broker-dealer and the registered representative; current quotations for the securities; and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

20.	We do not intend to pay cash dividends on our Shares of common stock but rather, we intend to finance the development and expansion of our business, delaying or perhaps preventing investors from receiving a return on their Shares.

Because we do not intend to pay any cash dividends on our Shares of common stock, our stockholders will not be able to receive a return on their Shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their Shares unless they sell them at a price higher than that which they initially paid for such Shares.

21.	The Offering price of our common stock could be higher than its true market value, causing investors to sustain a loss of their investment.

The price of our common stock in this Offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, arbitrary. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. As a result, the price of the common stock in this Offering may not reflect the cost perceived by the market. There can be no assurance that the Shares offered hereby are worth the price for which they are offered, and investors may therefore lose a portion or all of their investment.

22.	There is no established public market for our stock, and a public market may not be obtained or be liquid; therefore, investors may not be able to sell their Shares.

There is no established public market for our common stock being offered under this prospectus. While we intend to apply for quotation of our common stock on the Over-The-Counter Bulletin Board system, we have not yet engaged a market maker for the purposes of submitting such application, and there is no assurance that we will qualify for quotation on the OTC Bulletin Board.

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23.	State securities laws may limit secondary trading, which may restrict the states in which you may sell the Shares offered by this prospectus.

If you purchase Shares of our common stock sold in this Offering, you may not be able to resell the Shares in any state unless and until the Shares of our common stock are qualified for secondary trading under the applicable securities laws of such state, or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by investors. In these states, so long as the issuer obtains and maintains a listing in Mergent, Inc. or Standard and Poor’s Corporate Manual, secondary trading of common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states include: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia, and Wyoming. Ten states provide for an exemption for non-issuer transactions in outstanding securities affected through a registered broker-dealer when the securities are subject to registration under Section 12 of the Securities Exchange Act of 1934 for at least 90 days (180 days in Alabama). These states include: Alabama, Colorado, District of Columbia, Illinois, Kansas, Missouri, New Jersey, New Mexico, Oklahoma, and Rhode Island.

We currently do not intend to register or qualify our stock in any state or seek coverage in one of the recognized securities manuals. Because the Shares of our common stock registered hereunder have not been registered for resale under the blue sky laws of any state, and we have no current plans to register or qualify our Shares in any state, the holders of such Shares and persons who desire to purchase such Shares in any trading market that might develop in the future should be aware that there may be significant state blue sky restrictions upon the ability of investors to purchase and sell such Shares. In this regard, each state's statutes and regulations must be reviewed before engaging in any securities sales activities in a state to determine what is permitted, or not permitted, in a particular state. Nevertheless, we do intend to file a Form 8-A promptly after this Registration Statement becomes effective, thereby subjecting our stock registered hereunder to registration under Section 12 of the Securities Exchange Act of 1934. Furthermore, even in those states that do not require registration or qualification for the resale of registered securities, such states may require the filing of notices or place additional conditions on the availability of exemptions. Accordingly, since many states continue to restrict the resale of securities that have not been qualified for resale, investors should consider any potential secondary market for our securities to be a limited one.

In addition, at this time we do not know in which states, if any, we will be selling the offered securities or whether our securities will be registered or exempt from registration under the laws of such state. Our Director resides outside of the United States, and initially intends to sell the offered securities to foreign investors. Should shebe unsuccessful in selling all of the offered securities to foreign investors, she may seek to locate investors in the United States, in which case, we will then address all applicable state law registration requirements. In addition, in connection with our intent to have our securities listed on the OTCBB, a determination regarding state law registration requirements will be made in conjunction with those market makers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state, and we will not do so until we receive expressions of interest from investors resident in specific states after they have reviewed our Registration Statement. We will comply with the relevant blue-sky laws of any state in which we decide to sell our securities.

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24.	Efforts to comply with recently enacted changes in securities laws and regulations will increase our costs and require additional management resources, and we still may fail to comply.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC has adopted rules requiring public companies to include a report of management on their internal controls over financial reporting in their annual reports on Form 10-K. In addition, the public accounting firm auditing a public company’s financial statements must attest to and report on management’s assessment of the effectiveness of its internal controls over financial reporting. These requirements are not presently applicable to us, but may become subject to these requirements subsequent to the effective date of this prospectus. If and when these regulations become applicable to us, our operating expenses will increase by approximately $10,000 annually and if we are unable to conclude that we have effective internal controls over financial reporting or if our independent auditors are unable to provide us with an unqualified report as to the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities. We have not yet begun a formal process to evaluate our internal controls over financial reporting. Given the status of our efforts, coupled with the fact that guidance from regulatory authorities in the area of internal controls continues to evolve, substantial uncertainty exists regarding our ability to comply by applicable deadlines.

We are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting management is not required to provide an assessment of their disclosure controls and procedure and internal controls over financial reporting, pursuant to Items 307 and 308 of Regulation S-K, until our second annual report is filed under Section 13(a) or 15(d) of the Exchange Act. Thus, there may be material weaknesses in disclosure controls and procedures and internal controls over financial reporting that are undiscovered and/or unreported.

25.	Stockholders may have limited access to information because we are not yet a fully - reporting issuer and may not become one.

While we intend to file a Form 8-A promptly after this Registration Statement becomes effective and thereby become a “fully-reporting issuer” under Section 12 of the Securities Exchange Act of 1934, we are not currently a fully-reporting issuer, and upon this Registration Statement becoming effective, we will be required to comply only with the limited reporting obligations required by Section 13(a) of the Exchange Act. If we will only be subject to limited reporting obligations as a Section 15(d) fully-reporting company, we will not be subject to the Section 16 short-swing provisions, going-private regulation, and the bulk of the tender offer rules under U.S. securities laws

Even if we voluntarily register our securities under Section 12(g) of the Exchange Act by filing a Form 8-A, we may seek to deregister and terminate our filing obligations under Section 13(a) of the Exchange Act if we have less than 500 shareholders of record.

26.	Our reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act. .

Our reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our Registration Statement became effective, there are fewer than 300 shareholders. If we do not become a reporting issuer and instead make a decision to suspend our public reporting, we will no longer be obligated to file periodic reports with SEC, and your access to our business information will be restricted. In addition, if we do not become a reporting issuer, we will not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.

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27.	Due to the possible necessity of obtaining and adhering to Government Regulations, there may be a delay in the generating of revenues and/or the imposition of potential penalties.

Our proposed service, depending on how it is designed, may or may not relate to existing government regulations. Our intention to develop a web-based calendar greeting and reminder service may require us to consider whether possible government regulations may be applicable. Our service is intended to be used by adults over the age of 18 to schedule automatic calendar-based reminders and greetings via one of several avenues: for example email and/or text messages to a smartphone via social media tools. The process of determining whether our final service meets government standards and then applying for any needed certification can be lengthy, arduous and costly, and it can only be undertaken by our developers after the service guidelines have been determined. No such applications have been made by the Company.

Therefore, as our Business model is to generate revenues from the subscription of premier users and the sale of advertisements featured on our web-based calendar greeting and reminder service, we would also be responsible for determining, prior to developing the back office and infrastructure of the website, if there would be any delay in being able to commence anything other than limited operations until such related applications are granted. These delays will accordingly have a delay and a detrimental effect on our generating revenues and could ultimately cause our business to fail if continuously delayed. Additionally the non-compliance to these regulatory acts may impose potential penalties to the Company. Finally, prior to service, the Company agrees to undertake a study to determine if a service requires compliance with any existing government regulations.

28.	WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002; reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to “emerging growth companies” and expect to continue to do so.

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As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates, and investors may find our common stock less attractive.

Also once we are no longer an emerging growth company under the JOBS Act, we may be subject to many of the same exemptions if we are eligible for smaller reporting company filer status at that time.

29.	Shell Company Status

The Company must be deemed a "Shell" company as that term is defined in Rule 144(i) promulgated by the SEC under the Securities Act of 1933, as amended (the "Act") because we have had only nominal operations to date.

Reliance upon Rule 144 for Resales

Shareholders who hold shares which are not subject to a registration statement under the Act often rely upon Rule 144 for their resale. Rule 144 is not available for the resale of securities initially issued by Shell companies (other than a business combination related Shell company) or a Registrant that has been, at any time previously, a reporting or non-reporting Shell company, unless the issuer meets specified conditions. A security holder may resell securities pursuant to Rule 144's safe harbor if the following conditions are met:

a) The issuer of securities that was formerly a reporting or non-reporting Shell company has ceased to be a Shell;

b) The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

c) The issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to filed such reports and materials), other than Form 8K reports; and

d) At least one year has elapsed from the time the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a Shell company.

Form 8K Requirements

Form 8K requires disclosure of transactions involving a reporting Shell company that ceases to be a Shell company, typically involving a reverse merger or acquisition. The issuer is required to file a report on Form 8K to report the following: a material definitive agreement under Item 1.01 of Form 8K; completion of acquisition or disposition of assets under Item 2.01 of Form 8K; changes in control under Item 5.01 of Form 8K; and information that would be required in a registration statement on Form 10 to register a class of securities under Section 12 of the Exchange Act.

Form S8

Form S8 under the Securities Act prohibits companies which are Shell Companies from using Form S8.

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If a company ceases to be a Shell company, it may use Form S8 sixty calendar days after the company files "Form 10 information," which is information that a company would be required to file in a registration statement on Form 10 if it were registering a class of securities under Section 12 of the Exchange Act. This information would normally be reported on a current report on Form 8K reporting the completion of a transaction that caused the company to cease being a Shell company.

Reduced Liquidity or Illiquidity of our Common Stock Securities

Our common stock is currently subject to quotation on the OTCBQ market. There is currently no active trading market in our common stock on the OTCBQ market. Shareholders who invested in our shares of common stock while we are deemed to be a Shell company invested in securities that are considered to be illiquid and cannot be sold pursuant to the exemption provided under Rule 144 as long as the Company is a Shell company.

As a result of our classification as a shell company, our investors are not allowed to rely on the "safe harbor" provisions of Rule 144, promulgated pursuant to the Securities Act of 1933, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a shell company. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings, because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities. Additionally, as we may not register our securities on Form S-8 this may result in our inability to compensate employees and consultants as cost -effectively as companies that are not Shells , which may then have an adverse effect on the ongoing operations of the Company .

30	There is a large number of Competitors

There are a large amounts of calendar websites and mobile applications that currently exist and seem to provide the services we seek to offer and our product will appear to compete against a large number of competitors.

Use of Proceeds

The net proceeds to us from the sale of up to 2,500,000 Shares offered at a public Offering price of $0.02 per share will vary depending upon the total number of Shares sold. Regardless of the number of Shares sold, we expect to incur Offering expenses estimated at approximately $11,500, consisting of $10,000 for legal, accounting, and $1,500 of other costs in connection with this Offering (estimated transfer agent fees). The table below shows the intended net proceeds from this Offering that we expect to receive for scenarios where we sell various amounts of the Shares. Since we are making this Offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this Offering, if any, may differ.

None of the proceeds from this Offering will be used to pay the salaries to our officers and directors.

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Percent of Net Proceeds Received

	40%	60%	80%	100%
Shares Sold	1,000,000	1,500,000	2,000,000	2,500,000
Gross Proceeds	$20,000	$30,000	$40,000	$50,000
Less Offering Expenses	$(11,500)	$(11,500)	$(11,500)	$(11,500)
Net Offering Proceeds	$8,500	$18,500	$28,500	$38,500

The Use of proceeds set forth below demonstrates how we intend to use the funds under the various percentages of amounts of the related Offering. All amounts listed below are estimates.

	40%	60%	80%	100%
General working capital	$—	$—	$2,500	$7,500
Web Design and Social Media Marketing	—	7,500	15,000	20,000
SEC compliance fees; legal, accounting, and transfer agent fees	7,500	10,000	10,000	10,000
Existing Liabilities ( excluding officer loans )	1,000	1,000	1,000	1,000
Total	$8,500	$18,500	$28,500	$38,500

Our Offering expenses are comprised of legal and accounting expenses and transfer agent fees relating to the Offering. Our Officers and Directors will not receive any compensation for their efforts in selling our Shares.

We intend to use the proceeds of this Offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this Offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this Registration Statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. Our Company estimates that we will need approximately an additional $10,000 per year to cover additional expenses for public reporting, legal fees, accounting, auditing, and transfer of agent fees. The Company recognizes that if it does not raise net proceeds of at least $18,500 in this Offering, it will have to seek additional funds to cover these expenses. The $18,500 in net proceeds that we need to stay in business for twelve months is comprised of (i) $1,000 for existing liabilities, (ii) $7,500 for web design and social media marketing expenses, and (iii) $10,000 for SEC reporting expenses. While the existing liabilities on our balance sheet also include $17,250 in shareholder loans, the shareholder loans do not have a fixed repayment date, and the Offering costs will also be paid out of the gross proceeds from the Offering.  The net proceeds from the Offering will not be used to pay either of these liabilities.

Up and until 23% raised of the Offering , the Use of proceeds raised $11,500 (23% * 2,500,000 * 0.02 ) will be used to pay the offering expenses and no funds will be available for continuing to operate the Company

40% raised = net $8,500 will enable the Company to continue as a public Company

60% raised = net $18,500 will enable the Company to start initiating its business plan

The Company will fail if it does not raise a minimum of net proceeds of $8,500 and the Director will not be able to fund the Company

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 In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors, who will have little ability to influence these decisions.

Determination of Offering Price

Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Our Company will be offering the Shares of common stock being covered by this prospectus at a price of $0.02 per share. Such Offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The Offering price was determined arbitrarily based on a determination by the Board of Directors of the price at which they believe investors would be willing to purchase the Shares. Additional factors that were included in determining the Offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

Dilution

Purchasers of our securities in this Offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public Offering price. Historical net tangible book value per share of common stock after the Offering is equal to our total tangible assets less total liabilities, divided by the number of Shares of common stock outstanding as of June 30 2014, as adjusted to give effect to the receipt of net proceeds from the sale of Shares of common stock for $0.02, which represents net proceeds after deducting estimated Offering expenses of $11,500. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of Shares of our common stock in this Offering and the net tangible book value per share of our common stock immediately following this Offering. The following table represents the related Dilution under each Offering scenario accordingly.

Shares Sold	1,000,000	1,500,000	2,000,000	2,500,000
Gross Proceeds Less Offering Expenses	8,500	18,500	28,500	38,500
Historical Net Tangible Book Value before the Offering	-250	-250	-250	-250
Historical Net Tangible Book Value Per Share Before the Offering	0.0000	0.0000	0.0000	0.0000
Historical Net Tangible Book Value after the Offering	8,250	18,250	28,250	38,250
Historical Net Tangible Book Value Per Share after the Offering	0.0010	0.0020	0.0030	0.0038
Increase per share to existing Shareholders	-0.0009	-0.0019	-0.0029	-0.0037
Dilution Per Share to New Shareholders	0.0190	0.0180	0.0170	0.0162
Dilution Percentage to New investors in the Offering	-0.0485	-0.1014	-0.1487	-0.1913

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Up and until 23% raised of the Offering , the Use of proceeds raised $11,500 (23% * 2,500,000 * 0.02 ) will be used to pay the offering expenses and no funds will be available for continuing to operate the Company

40% raised = net $8,500 will enable the Company to continue as a public Company

60% raised = net $18,500 will enable the Company to start initiating its business plan

The Company will fail if it does not raise a minimum of net proceeds of $8,500 and the Director will not be able to fund the Company

Our Business

General Development

We were incorporated in the State of Delaware on May 28, 2014 and are a development stage company. Our company has developed a business plan for an online service that provides a calendar- based greeting and reminder service to assist subscribers in remembering important life events such as birthdays, anniversaries, etc.

Users will register with the system and enter these important dates as well as configure a variety of settings, including how they want to be notified, for example by email or by text message or via Facebook or other social media tools; when they want to be notified, for example one month prior, two weeks prior, one week prior, etc. The user can also designate contacts as belonging to specific user groups such as Friends, Family, Professional Contact. These user groups will be customizable. The content of the reminder can also be customized so that the user can either enter all the relevant details, or leave the reminder cryptic so as not to alert others to the upcoming event. Many of the settings will be one-time preferences while other fields will need to be customized per reminder set. A series of reports will be made available to the end-user to indicate what reminders are pending, already sent, etc. Because the website will run entirely on the Cloud, end-users will not be required to download any application. Currently the application will be web based and not for a mobile download application.

The company plans to work with an outside web developer to create the programming, back office and infrastructure, as well as the look and feel of the website. We plan to work with marketing and social media experts to determine the best way to promote the site and brand our offering. We will also need to hire user interface experts to optimize the graphic user interface.

We plan to monetize the site through several means including topic-based advertisement; local, national, global and corporate sponsors, and more. While the base service will be free to end-users, additional for-pay services will be added. These will include not only the reminder messages that are free, but the ability to configure automatic emails that will be sent on the day of the event – birthday, anniversary, etc. to another person. We believe we can create an interface that will enable the end-user to customize many factors within the notification. We will offer the for-pay users the opportunity to upload a video or tape an audio message that will be attached to the email or included in a link. A full set of for-pay end-user benefits will need to be discussed with the development agency we hire. Some of the initially planned features may need to be shifted to later development cycles.

In the early stages, we plan to develop template-like options that enable a user to upload digital photographs, logos, etc. to customize templates that can be saved and reused when needed. Each template will be created via a Template Editor. Ideally, the Template Editor will have a graphic “What You See Is What You Get” interface that enables the user to drag and drop elements to customize the template. The user should be able to control the font, color and size of text, move graphics around, and more.

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At the same time, for users who feel that they are less creative, the Caleminder service should include some basic samples that can quickly be modified by adding a name, user address, and event title and quickly generate and send the appropriate card.

As of July 22, 2014, we have not yet registered a domain name/address nor secured the services of a hosting agent. Initially, we plan to outsource the technical and installation staff rather than hire in-house employees until such time as we feel it is financially feasible and beneficial to begin managing the website service internally. Development of the site will be an ongoing process. We plan to initiate an Agile development cycle with updates of minor new features offered on a regular basis estimated to be on a two week cycle.

Our principal offices are located at 5 Beit Meir , Bet Meir 9086500, Israel. Our telephone number is 972-73-743-7802 Our registered office in Delaware is located at 108 West 13th Street, DE 19801, and our registered agent is Business Filings Incorporated

We have not generated any revenues to date, and our operations have been limited to organizational, start-up, and capital formation activities. We currently have no employees other than our Officer, who is also our Director and works only part time.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. We are not a blank check Registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither Caleminder Inc., nor its Officer/Director, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

The Company believes it needs approximately 10 months to maintain operations to find such partners, as explained in the Plan of Operations section below. Assuming we raise net proceeds of at least $18,500 in this Offering, we believe that we will have sufficient funds to cover operation expenses for 12 months.

Our principal offices are located at 5 Beit Meir , Bet Meir 9086500, Israel. Our telephone number is 972-73-743-7802. Our registered office in Delaware is located at 108 West 13th Street, DE 19801, and our registered agent is Business Filings Incorporated

Business Summary and Background

We were incorporated in the State of Delaware on May 28, 2014 and are a development stage company. Our company has developed a business plan for an online service that provides a calendar-based greeting and reminder service to assist subscribers in remembering important life events such as birthdays, anniversaries, etc.

Users will register with the system and enter these important dates as well as configure a variety of settings including how they want to be notified, for example by email or by text message or via Facebook or other social media tools; when they want to be notified, for example one month prior, two weeks prior, one week prior, etc. The user can also designate contacts as belonging to specific user groups such as Friends, Family, Professional Contact. These user groups will be customizable. The content of the reminder can also be customized so that the user can either enter all the relevant details, or leave the reminder cryptic so as not to alert others to the upcoming event. Many of the settings will be one-time preferences while other fields will need to be customized per reminder set. A series of reports will be made available to the end-user to indicate what reminders are pending, already sent, etc. Because the website will run entirely on the Cloud, end-users will not be required to download any application.

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DEVELOPER AND MARKETING AGENCIES

We will rely on experienced developers and marketing agencies to develop and bring our service to market. With the capital we receive from this Offering, we will seek one or more developers with experience in the field of web-based services. We will also identify one or more marketing agencies with experience in identifying the appropriate markets for our service in terms of location, as well as basic profiles of most likely consumers, including age, gender, etc.

Although the development activities will be initiated by outside independent parties the role of the CEO and Director will be to choose and oversee the development in timing and in the budget aspects and oversee the marketing activities accordingly for timely market penetration.

INTELLECTUAL PROPERTY

The company has no unique intellectual property beyond its business plan, which details the services we believe we will be able to offer.

The Caleminder application should be easy-to-use, intuitive and graphically appealing. A detailed road-map of features we plan to include within a specified period of time should be developed by the development agency in conjunction with the marketing agency.

COMPETITION

There are two main areas of competition for the Caleminder Inc. web-based calendar reminder service. The first area includes greeting card manufacturers such as Hallmark Cards Inc. and American Greetings Corporation. While both of these companies have websites that offer ecards, otherwise known as electronic cards, neither side offers the calendar functionality that we hope to include in our service. While in the initial stages of development their sites are more developed and offer more customization of the cards being sent electronically, our long-range plans also include extensive customization options.

In addition to these two major competitors, there are a large number of websites in the greeting card industry in the United States, ranging from small organizations to large national and international companies. With the expansion of the Internet as a distribution channel for greeting cards with digital photographs and other personalized content, the competition has increased tremendously

Patent, Trademark, License & Franchise Restrictions

Contractual Obligations & Concessions

No trademarks, licenses, franchises, concessions, royalty agreements or labor contracts are in effect regarding this prospectus.

We plan to develop a website, although we have not yet purchased the domain rights. The determination will be made in conjunction with the marketing department and an analysis of the best financial options available. Until such time as the development team assesses the technical requirements of the service, we do not yet know what type of hosting plan we will need to acquire.

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Employees

Other than our current Director and officer, ShiraHalperin, we have no other full time or part-time employees. Our only employee, our Director and officer, ShiraHalperin, is expected to work approximately twenty hours per week. If and when we successfully find a development team and marketing agencies that are experienced and interested in marketing and bringing our service to market, we may need additional employees to coordinate and monitor the agreements or to continue finding other partners for additional markets not covered by any existing agreements we may sign. We do not foresee any significant changes in the number of employees or consultants we will have over the next twelve months.

Transfer Agent

We have engaged Vstock Transfer LLC, 77 Spruce Street, Suite 201, Cedarhurst, NY, 11516 as our stock transfer agent. Their telephone number is (212) 828-8436, and their fax number is (646) 536-3179. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

Existing or Probable Government Regulations

Our services will be a web-based calendar reminder service. As we have not yet designed the interface, which will be done with user interface consultants and then programmed with the assistance and expertise of web design consultants and programmers, we cannot at this time determine whether there are existing or probable government regulations that will require us to modify our intended service offering. We plan to target ages 18 and above. End-users will need to register, create a user identity including a password to protect their information, and they will also need to enter their birth dates to ensure that they are 18 and older.

When identifying which web developers, marketing and social media experts and agencies will be chosen to develop and promote our website and service, the Company will include within the agreement a stipulation that all development and services offered meet all applicable United States regulations, which should be identified during the preliminary planning and then throughout the development process. Our operations will not be conducted thru an Israeli entity and will not be subject to the Israeli Corporate Law and Regulations.

The offering proceeds will be located in the USA and we do not contemplate any restrictions to repatriate any assets or funds to U.S. investors through liquidation or dividends, or to remit funds to pay U.S.-related expenses such as taxes or SEC reporting compliance expenses.

The Company plans to develop the website in Israel for wordwide use , which other than the proceeds of the offering will be the sole material asset of the Company. The Company does not anticipate any material assets other than cash which will be located in the US.

Research and Development

We have not initiated any research and development activities. We do, however, have plans to initiate development activities during our first year of operation.

If we are able to raise funds in this Offering, we will retain one or more developers, user interface consultants, marketing agencies and/or social media experts to develop and bring our services to market. We have not yet entered into any agreements, negotiations, or discussions with any of these entities with respect to such development activities. We do not intend to do so until we commence this Offering. For a detailed description, see "Plan of Operation."

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Description of Property

Our Principal executive offices are located at at 5 Beit Meir, Bet Meir 9086500, Phone number 9723-743-7802.

This location is the home of the office of the Director, and we have been allowed to operate out of this location at no cost to the Company. We believe that this space is adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities, or other forms of property.

Management's Discussion & Analysis or Plan of Operation

You should read the following plan of operation together with our audited financial statements and related notes appearing elsewhere in this prospectus. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" or elsewhere in this prospectus.

Plan of Operation

We were incorporated in the State of Delaware on May 28, 2014 and are a development stage company. Our company has developed a business plan for an online service that provides a calendar-based greeting and reminder service to assist subscribers in remembering important life events such as birthdays, anniversaries, etc.

Users will register with the system and enter these important dates as well as configure a variety of settings, including how they want to be notified, for example by email or by text message or via Facebook or other social media tools; when they want to be notified, for example one month prior, two weeks prior, one week prior, etc.

The user can also designate contacts as belonging to specific user groups such as Friends, Family, Professional Contact. These user groups will be customizable. The content of the reminder can also be customized so that the user can either enter all the relevant details, or leave the reminder cryptic so as not to alert others to the upcoming event. Many of the settings will be one-time preferences, while other fields will need to be customized per reminder set. A series of reports will be made available to the end-user to indicate what reminders are pending, already sent, etc. Because the website will run entirely on the Cloud, end-users will not be required to download any application.

The company plans to work with an outside web developer to create the programming, back office and infrastructure, as well as the look and feel of the website. We plan to work with marketing and social media experts to determine the best way to promote the site and brand our offering. We will also need to hire user interface experts to optimize the graphic user interface.

We plan to monetize the site through several means, including topic-based advertisements; local, national, global and corporate sponsors, and more. While the base service will be free to end-users, we believe that we can earn additional revenue by developing an additional level of end user, who will subscribe to our for-pay services. These will include not only the reminder messages that are free, but the ability to configure automatic emails that will be sent on the day of the event – birthday, anniversary, etc. to another person. We believe we can create an interface that will enable the end-user to customer many factors within the notification. We will offer the for-pay users the opportunity to upload a video or tape an audio message that will be attached to the email or included in a link. A full set of for-pay end-user benefits will need to be discussed with the development agency we hire. Some of the initially planned features may need to be shifted to later development cycles.

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In the early stages, we plan to develop template-like options that enable a user to upload digital photographs, logos, etc. to customize templates that can be saved and reused when needed. Each template will be created via a Template Editor. Ideally, the Template Editor will have a graphic “What You See Is What You Get” interface that enables the user to drag and drop elements to customize the template. The user should be able to control the font, color and size of text, move graphics around, and more.

At the same time, for users who feel that they are less creative, the Caleminder service should include some basic samples that can quickly be modified by adding a name, user address, and event title and quickly generate and send the appropriate card.

As of October 7 2014, we have not yet registered a domain name/address nor secured the services of a hosting agent. Initially, we plan to outsource the technical and installation staff rather than hire in-house employees until such time as we feel it is financially feasible and beneficial to begin managing the website service internally. Development of the site will be an ongoing process. We plan to initiate an Agile development cycle with updates of minor new features offered on a regular basis estimated to be on a two week cycle.

The cost of creating the website is approximately $5,000 and the additional cost for tests and bugging and making it available for the public is too estimated at an additional $2,500-$5,000

Our plan of operation includes the following stages. We expect to complete all stages within 9 – 11 months. We do not have an individual estimate of how long each stage will take, as this will depend on the agency we choose and the plan of action they choose or are assigned to perform.

Stage 1: Preparation of the design requirements for the website and back office requirements. Identification of appropriate web developers, user interface experts, and marketing agencies who will not only bring the services to market, but cooperate in the earliest stages in the design stage. This stage should include not only a list of features, but a detailed plan the priority of development for each feature as well as an understanding of how long each feature will take to develop, and the roadmap for development for a period of 6-9 months minimum. During this phase, we will rely heavily on the services of the user interface consultant, moderately on the web development services and somewhat on the marketing agency chosen to assist us in bringing our services to market.

Stage 2: Stage 2 includes the following major elements – deciding on a name for our service and registering the domain name; and researching and purchasing appropriate, affordable hosting services that will meet minimum requirements but also allow for scalability in the future; and concurrent with these operations, development of the actual services should begin. This stage will rely heavily on the web development services but will still require ongoing consultations with the user interface consultant and marketing.

Stage 3: By Stage 3, the major interface decisions should have been made. In this stage we believe we will be testing features, potentially adding additional ones, and beginning to map out a marketing plan to bring our website to market. At this point, we will begin to seek a social media expert to begin creating the social networks using tools such as Twitter, LinkedIn and Facebook. Other tools may be used as well. Development during this stage should be reduced to a level of ongoing features which will be continued post launch.

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Stage 4: Once the services are launched, the bulk of the activity will be done by the marketing and social media agencies or experts to promote and push our services to end-users. We may consider approaching large corporations with an offer to include our services in their current offerings. Web development will continue, but at a slower pace and will focus on a roadmap which we hope to create in the earlier stages and continue adding to it as we launch our services.

	40%	60%	80%	100%
General working capital	$—	$—	$2,500	$7,500
Web Design and Social Media Marketing	—	7,500	15,000	20,000
SEC compliance fees; legal, accounting, and transfer agent fees	7,500	10,000	10,000	10,000
Existing Liabilities ( excluding officer loans )	1,000	1,000	1,000	1,000
Total	$8,500	$18,500	$28,500	$38,500

We intend to use the proceeds of this Offering in the manner and in order of priority set forth above.

Up and until 23% raised of the Offering , the Use of proceeds raised $11,500 (23% * 2,500,000 * 0.02 ) will be used to pay the offering expenses and no funds will be available for continuing to operate the Company

40% raised = net $8,500 will enable the Company to continue as a public Company

60% raised = net $18,500 will enable the Company to start initiating its business plan

If net proceeds of less than $18,500 are raised from this Offering, we will attempt to raise additional capital through the private sale of our equity securities or borrowings from third party lenders. We have no commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to dramatically change our business plan, sell the Company or cease operations. We do not presently have any plans, arrangements, or agreements to sell or merge our Company.

The Company will fail if it does not raise a minimum of net proceeds of $8,500 and the Director will not be able to fund the Company

Our auditors have issued an opinion on our financial statements which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills and meet our other financial obligations. This is because we have not generated any revenues, and no revenues are anticipated until we begin marketing the service. Accordingly, we must raise capital from sources other than the actual sale of the service. We must raise capital to implement our project and stay in business. Even if we raise the maximum amount of money in this Offering, we do not know how long the money will last; however, we do believe it will last at least twelve months.

General Working Capital

We may be wrong in our estimates of funds required in order to proceed with executing our general business plan described herein. Should we need additional funds, we would attempt to raise these funds through additional private placements or by the issuance of convertible debt by the company as it starts to plan to seek further financing through the placing of equity and/or debt securities in Q4 of 2014 or in Q1 of 2015 . The company currently has no arrangements with any entities with regard to this debt. We do not have any arrangements with potential investors or lenders to provide such funds, and there is no assurance that such additional financing will be available when required in order to proceed with the business plan, or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If we are unsuccessful in securing the additional capital needed to continue operations within the time required, we may not be in a position to continue operations.

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We can offer no assurance that we will raise any funds in this Offering. As disclosed above, we have no revenues and, as such, if we are unable to raise net proceeds of at least $8,500, we may attempt to sell the Company or be forced to file for bankruptcy within twelve months. We do not have any current intentions, negotiations, or arrangements to merge or sell the Company.

The Company has, as of October 7 2014, approximately $18,000 in cash and total liabilities of approximately $18,250 and will need to seek additional funds in addition to the gross proceeds raised from the Offering, through equity financing to satisfy these liabilities; the gross proceeds raised from this Offering will not suffice to satisfy all of the outstanding liabilities of the Company.

We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity. We may need additional funds. In this case, we would attempt to raise these funds through additional private placements or by the issuance of convertible debt by the company as it starts to plan to seek further financing through the placing of equity and/or debt securities. The company currently has no arrangements with any entities with regard to this debt. We do not have any arrangements with potential investors or lenders to provide such funds and there is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If we are unsuccessful in securing additional capital needed to continue operations within the time required, we may not be in a position to continue operations.

Quantitative and Qualitative Disclosures about Market Risk

Management does not believe that we face any material market risk exposure with respect to derivative or other financial instruments or otherwise.

Analysis of Financial Condition and Results of Operations

The Company has had limited operations since its inception and limited funds. Since our business was formed, we have incurred the following business expenses: incorporation fees, purchase of the patent application, legal and accounting fees, S-1 preparation and filing fees and transfer agent and other small miscellaneous fees. The Company plans to raise equity from this Offering and through additional private placements or by the issuance of convertible debt. There are currently no arrangements in place of any form of financing; however the Company is not aware of any uncertainties and or other events that will preclude the Company from raising equity in the normal manner of its business conducts. The Company has no commitments for capital expenditures and is not aware of any material trends that will have a favorable and/or unfavorable outcome on the Company seeking in the future equity financing. The Company has limited operations and is not aware of any trends or uncertainties that will have an impact on the Company’s future operations. The Company has no off-balance sheet arrangements. The Company has no contractual obligations, long term debt, capital leases, operating leases, purchase obligations at this time other than its current liabilities in the amount of $18,250 reflected in the Financial Statements as at June 30 2014

Other

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements.

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Recently Issued Accounting Pronouncements

Comprehensive Income

In May 2012, the FASB issued “Comprehensive Income: Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income (“AOCI”)” which improves the reporting of reclassifications out of AOCI. The amendment requires an entity to report the effect of significant reclassifications out of AOCI on the respective line items in net income. For other amounts not required to be reclassified to net income, an entity is required to cross-reference other disclosures required under U.S. GAAP that provide additional detail about these amounts. This amendment became effective January 1, 2013 and the effect of adopting this updated guidance did not have an impact on the Company’s financial position or results of operations.

Presentation of Unrecognized Tax Benefits

In July 2013, the FASB issued “Income Taxes: Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry forward, a Similar Tax Loss, or a Tax Credit Carry forward Exists” which improves the reporting of unrecognized tax benefits. The amendment requires an entity to present an unrecognized tax benefit as a reduction to deferred tax assets for NOLs or tax credit carry forward, unless the NOL or tax credit carry forward is not available under the tax law or not intended to be used as of the reporting date to settle any additional income taxes that would be due from the disallowance of a tax position. Under that exception, the unrecognized tax benefit should be presented as a liability instead of being netted against deferred tax assets for NOLs or tax credit carry forward. This amendment is effective for fiscal quarters and years beginning after December 15, 2013. The Company adopted this updated guidance early and it did not have an impact on the Company’s financial position or results of operations.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Inflation

The amounts presented in the financial statements do not provide for the effect of inflation on the Company’s operations or its financial position. Amounts shown for machinery, equipment, and leasehold improvements and for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The Company believes that the current inflation does not have a material impact on the net operating loss.

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Market for Common Equity

Related Stockholder Matters

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the Registration Statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority, FINRA for our common stock to eligible for trading. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Security Holders

As of October 7 2014, there were 7,500,000 Shares of common stock issued and outstanding, which were held by one stockholder of record.

Dividend Policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our current financial condition at such time; results of operations; capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

Securities Authorized Under Equity Compensation Plans

We have no equity compensation plans.

Directors, Executive Officers, Promoters

Control Persons

Directors and Executive Officers

The following table sets forth certain information regarding the members of our Board of Directors and our executive officers as of October 7 2014

Name	Age	Positions and Offices Held

SHIRA HALPERIN	26	CEO,DIRECTOR,SECRETARY AND INTERNAL ACCOUNTING OFFICER

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Our Director holds office until the next annual meeting of our stockholders or until her successor/s is/are duly elected and qualified. According to our bylaws, if a director is elected by cumulative voting, a director may be removed only by the shareholders and then only when the votes cast against his removal would not be sufficient to elect him if voted cumulatively at an election at which the same total number of votes were cast and the entire board or the entire class of directors of which he is a member were then being elected.

Set forth below is a summary description of the principal occupation and business experience of our Director and executive officer for at least the last five years.

Mrs Halperin has served as our President, Secretary, Director and Internal accounting Officer since inception. . From January 2007 thru 2010 Mrs Halperin served as a part time consultant providing translation services from Hebrew to English and general office management services to the CEO of Tactile World Ltd.,Mathew Wohl , a technology development company, and a part time administrative assistant to a private real estate developer Benjamin Wohl. From 2010 to present Mrs. Halperin volunteered at Ezer Mitzion, a nonprofit organization assisting for the sick and disabled .Mrs Halperin other than the volunteer duties and the time devoted to the Caleminder is raising a family.

Mrs. Halperin does not have technical expertise, experience or education in computer software or software development and a prototype of the prospective application has not been developed however the details of the business plan model has been consulted with related technical engineer consultants.

(See risk factor 11)

The Board believes that Mrs. Halperin should serve as a Director and Chief Executive Officer and Internal Accounting Officer due to her business and administrative experience , all of which enable her to provide oversight and direction of the Company, including overseeing its business operations and bringing the Company to its objective goals.

Each Director of the Company serves for a term of one year or until the successor is elected at the Company's annual stockholders' meeting and is qualified, subject to removal by the Company's stockholders. Each Officer serves, at the pleasure of the Board of Directors, for a term of one year and until the successor is elected at the annual meeting of the Board of Directors and is qualified.

Audit Committee and Financial Expert

We do not have an audit committee or an audit committee financial expert. Our corporate financial affairs are simple at this stage of development and each financial transaction can be viewed by any officer or Director at will.

Code of Ethics

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers; however, the Company plans to implement such a code in the first or second quarter of 2015.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our Executives or Directors.

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Involvement in Certain Legal Proceedings

We are not aware of any material legal proceedings that have occurred within the past five years concerning any Director, Director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Executive Compensation

We have not paid, nor do we owe, any compensation to our executive officer. We have not paid any compensation to our Officers since our inception to date. We have no employment agreements with any of our executive officers or employees.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year (1)	Salary	Bonus	Stock Awards	Option Awards	NonEquity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
ShiraHalperin

President and Director and for the period May 28, 2014 thru June 30, 2014	2014	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

(1)	We were incorporated on May 28, 2014.

(2)	No compensation has been paid in 2014

Option/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any Director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or Directors since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any Executive Officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our officer or Director or employees or consultants since we were founded.

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Compensation of Directors

There are no arrangements pursuant to which our Director is or will be compensated in the future for any services provided as a Director.

Employment Contracts, Termination of Employment

Change-in-control Arrangements

There are currently no employment agreements or other contracts or arrangements with our Officer or Director. There are no compensation plans or arrangements, including payments to be made by us, with respect to our Officer, Director or Consultants that would result from the resignation, retirement or any other termination of our Director, officer or any consultants. There are no arrangements for our Director, Officer, Employees or Consultants that would result from a change-in-control.

Certain Relationships and Related Transactions

Other than the transactions discussed below, we have not entered into any transaction, nor are there any proposed transactions in which our Director, executive officer, stockholders or any member of the immediate family of the foregoing had or is to have a direct or indirect material interest.

 On June 1 2014, the Company issued 7,500,000 common shares to its Director for cash consideration of $0.0001 per share. The proceeds of $750 were received on June 27, 2014.

As of June 30, 2014, loans from related parties amounted to $17,250, and represent working capital advances from the Company’s sole officer who is also the sole stockholder of the Company. The loans are unsecured, non-interest bearing, and due on demand.

Lease Arrangement

The Company has an oral arrangement with the Director for the use of the Home for current operations which are minimal at no cost until the Company will raise funds pursuant to its registration Statement. The Company intends to file a copy of any new written lease agreements (with consideration) accordingly, when applicable in its future periodic report filings.

Loan Agreement

The Company has oral arrangements with its Director/Ceo who will and has agreed to fund the current minimum required funds ( Interest free ) needed to meet the minimum ongoing operations of the Company for a period of not less than the following twelve months .

The agreement is not legally binding as it is discretionary and only covers the costs of the periodic filings and not costs associated with the implementation of the business plan .

The Company does not have any other promoters other than the Director Mrs Shira Halperin

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Director Independence

According to Item 407 (a)(1)(ii), we are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent Directors.” We do not believe that any of our directors currently meets the definition of “independent” as promulgated by the rules and regulations of NASDAQ.

Security Ownership of Certain Beneficial Owners and Management

(i) The following table sets forth certain information concerning the ownership of the Common Stock by (a) each person who, to the best of our knowledge, beneficially owned on that date more than 5% of our outstanding common stock, (b) each of our Directors and executive officers and (c) all current Directors and executive officers as a group. The following table is based upon an aggregate of 7,500,000 Shares of our common stock outstanding as of October 7 2014

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned or Right to Direct Vote (1)	Percent of Common Stock Beneficially Owned or Right to Direct Vote (1)

SHIRA HALPERIN 5 BEIT MEIR BET MEIR 9086500 ISRAEL	7,500,000	100%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, Shares of common stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all Shares of common stock owned by such person.

Legal Proceedings

There are no pending legal proceedings to which the Company or any Director, officer or affiliate of the Company, any owner of record or beneficial holder of more than 5% of any class of voting securities of the Company, or security holder is a party that is adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

Description of Securities

The following description of our capital stock is a summary and is qualified by the provisions of our Certificate of Incorporation, with amendments, all of which have been filed as exhibits to our Registration Statement of which this prospectus is a part.

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Our Common Stock

We are authorized to issue 500,000,000 Shares of our Common Stock, $0.0001 par value, of which, as of July 22 2014, 7,500,000 Shares are issued and outstanding. Holders of Shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Under Delaware Law, a corporation’s stockholders may appoint Directors by cumulative voting as set forth in its certificate of incorporation, however, our certificate of incorporation does not include such a right, and therefore our holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Pursuant to Article X, Section 6 of our by-laws we have the ability to hold our shareholders liable for calls on partly paid Shares in accordance with Delaware General Corporations Law §156 and to redeem Shares called by us in accordance with Delaware General Corporations Law §160. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Delaware General Corporations Law §156 states that the corporation MAY (emphasis added) issue Shares as partially paid and subject to a call on the remaining amount due for the purchase of the issued Shares. At the present time, the Corporation has not intent to issue Shares for partial payment”

The restrictions on the ability of shareholders to call meetings in Article III, the authority of your board of directors to set the size of your board and appoint directors in Article V, and limitations on the ability to remove directors in Article V of Exhibit 3.2 would have an effect of delaying, deferring, or preventing a change in control.

Article III, Section 2, states, “Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman or the president or vice president (if any) or secretary at the request in writing of the majority of the members of the Board of Directors or holders of a majority of the total voting power of all outstanding Shares of stock of this corporation then entitled to vote, and may not be called by the stockholders absent such request. Any such request shall state the purpose or purposes of the proposed meeting.” Accordingly, it would take shareholders owning a majority of the Shares to call such a meeting. In the event that management owns a majority of the Shares entitled to vote, the minority shareholders would have no authority to call a special meeting in the event they wished to attempt to remove the management of the Company.

Article V, Section 1 states, “The first Board of Directors and all subsequent Boards of the Corporation shall consist of at least one person, unless and until otherwise determined by vote of a majority of the entire Board of Directors. Directors shall be at least eighteen years of age and need not be residents of the State of Delaware nor shareholders of the corporation. The directors, other than the first Board of Directors, shall be elected at the annual meeting of the shareholders, except as hereinafter provided, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first Board of Directors shall hold office until the first annual meeting of shareholders.” The effect of this provision precludes the minority shareholders from being able to affect the number of directors of the Company because the current members of the Board of Directors have the sole authority to determine the number of directors. Since the minority shareholders cannot elect any directors, where the absence of cumulative voting is in existence, as currently exists, the minority shareholders can never elect a director of their choosing. This effectively precludes any takeover attempt without the approval of the directors then sitting on the Board

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Our Preferred Stock

 We have not authorized the issuance of Shares of preferred stock. In order to authorize the issuance of Shares of preferred stock, our stockholders and Directors will be required to amend our Certificate of Incorporation to designate and fix the relative rights, preferences and limitations of the preferred stock.

Anti-Takeover Effects Of Provisions of the Articles of Incorporation Authorized and Unissued Stock

The authorized but unissued Shares of our common stock are available for future issuance without our stockholders’ approval. These additional Shares may be utilized for a variety of corporate purposes including but not limited to future public or direct Offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such Shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the Shares held by a potential suitor or issuing Shares to a stockholder that will vote in accordance with the Company’s Board of Directors’ desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their Shares of stock compared to the then-existing market price.

Shares Eligible for Future Sale

Prior to this Offering, there has been no public market for our common stock. We cannot predict the effect, if any, that market sales of Shares of our common stock or the availability of Shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this Offering, assuming all of the offered Shares are purchased, we will have a total of 10,000,000 Shares of common stock outstanding. The 2,500,000 Shares sold in this Offering will be freely tradable without restriction, or further registration under the Securities Act, unless those Shares are acquired by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. The remaining 7,500,000 Shares of common stock outstanding will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

As of October 7 2014, there is one stockholder of record holding a total of 7,500,000 Shares of our common stock. All of our issued Shares of common stock are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. All of these 7,500,000 Shares are held by our “affiliate”, as such term is defined in Rule 144, and as long as the Company is a non-fully - reporting issuer and has operations for at least a year, the Shares may be sold in the public market commencing one year after their acquisition, subject to the availability of current public information, volume restrictions, and certain restrictions on the manner of sale. If the Company becomes a fully -reporting issuer, the holding period is reduced to six months, but the other restrictions remain in place.  Since we have not commenced operations and we have nominal operations and nominal non-cash assets, we are considered an issuer with no or nominal operations and no or nominal non-cash assets, and Rule 144(i) applies to us. Therefore, our stockholders holding unregistered Shares will be unable to use Rule 144 to resell their stock until at least 12 months after we have operations and more than nominal assets.

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Plan of Distribution

We are offering for sale a maximum of 2,500,000 Shares of our common stock in a self-underwritten Offering directly to the public at a price of $0.02 per share. There is no minimum amount of Shares that we must sell in our direct Offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, Offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the Shares without any underwriting discounts or commissions. The purchase price is $0.02 per share. If all 2,500,000 Shares are not sold within 180 days from the date hereof, (unless which may be extended an additional 90 days in our sole discretionas needed to complete the offering ), the Offering for the balance of the Shares will terminate and no further Shares will be sold.

Our Offering price of $0.02 per share was arbitrarily decided upon by our management and is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth, or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the Offering price for the Shares. Such Offering price was not based on the price of the issuance to our founders. Accordingly, the Offering price should not be regarded as an indication of any future price of our stock.

 We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the Registration Statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) have at least one market maker who completes and files a Form 211 with FINRA Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. We have not yet engaged a market maker to help us apply for quotation on the OTC Bulletin Board, and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the FINRA regarding our Form 211 application.

There is currently no market for our Shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our Shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

We intend to sell the Shares in this Offering through Mrs SHIRA HALPERIN, the CEO and Director of the Company. She will receive no commission from the sale of any Shares. She will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the Offering of the issuer's securities and not be deemed to be a broker/dealer. As Ms Shira Halperin is both a US and an Israeli citizen and as she does not reside in the US, this offer will primarily be directed to residents of Israel. Because the site will be primarily in English, with potential for localization to other languages in the future, we favor the idea of hiring United States-based marketing and development consultants for pursuaing the business model only , and have established a corporation in the United States, and our Director has pursued this connection. However, her primary sales connections are in Israel and as such, will be directed to this market. Should she choose to attempt to sell Shares in the United States, she is aware that this will present challenges and the attempt may not be successful. These challenges include, but may not be limited to, having a Company incorporated in the United States with offices, director, and officer in a foreign country, in this case, Israel, and which primarily plans sales for the Israeli market initially, as well as other factors listed in the Risk Factors sections.

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The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and Offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

We will not utilize the Internet to advertise our Offering.

OFFERING PERIOD AND EXPIRATION DATE

This Offering will start on the date of this Registration Statement as declared effective by the SEC and continue for a period of 180 days. We may extend the Offering period for an additional 90 days, if we have not been able to raise the money by the end of the initial period. We will not accept any money until this Registration Statement is declared effective by the SEC. Once investors execute and deliver the subscription agreement with funds and we accept such subscription, they will be entitled to their Shares and become registered shareholders with all the rights and privileges that entails. We will issue stock certificates to investors as soon as practicable after acceptance of the subscription.

PROCEDURES FOR SUBSCRIBING

We will not accept any money until this Registration Statement is declared effective by the SEC. Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any Shares in this Offering, you must:

1. Execute and deliver a subscription agreement

2. Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Caleminder Inc."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by us to the subscriber within 3 business days of our having received the monies, without interest or deductions.

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Underwriters

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this S-1 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with Offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

Section 15(G) of the Exchange Act

Our Shares are penny stocks covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities, including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

Changes In and Disagreements with Accountants On Accounting And Financial Disclosure

D Brooks and Associates CPA 's PA is our registered independent auditor. There have not been any changes in or disagreements with our auditors on accounting and financial disclosure or any other matter.

Indemnification for Securities Act Liabilities

Our bylaws in Article XII provide that to the fullest extent permitted by Delaware law, the Company shall indemnify our Director and officer against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation.

The indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against the director for breach of her fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against the director and officer, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against the director and officers pursuant to these indemnification provisions. We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as Director and officer.

40

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Legal Matters

The legal opinion rendered by Harold P. Gewerter, Esq. regarding the common stock of the Company to be registered on Form S-1 is as set forth in his opinion letter included in this prospectus.

Experts

Our financial statements as of June 30, 2014, and for the period then ended and cumulative from inception (May 28, 2014), appearing in this prospectus and Registration Statement have been audited by D Brooks and Associates CPA 's PA an independent registered Public Accounting Firm, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the Offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

Available Information

We have filed with the SEC a Registration Statement on Form S-1, including exhibits, schedules and amendments filed with the Registration Statement, under the Securities Act with respect to the Shares of common stock being offered. This prospectus does not contain all of the information described in the Registration Statement and the related exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. A copy of the Registration Statement and the related exhibits, schedules and amendments may be inspected without charge at the public reference facilities maintained by the SEC in Washington D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from these offices upon the payment of the fees prescribed by the SEC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding Registrants that file electronically with the SEC. The address of the site is http://www.sec.gov

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Reports to Security Holders

We will make available to securities holders an annual report, including audited financials, on Form 10-K. While we intend to file a Form 8-A promptly after this Registration Statement becomes effective and thereby become a “reporting issuer” under Section 12 of the Securities Exchange Act of 1934, we are not currently a reporting issuer and upon this Registration Statement becoming effective we will be required under Section 15(d) of the Exchange Act to file the periodic reports required by Section 13(a) of the Exchange Act with respect to each class of securities covered by our Registration Statement. These reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our Registration Statement became effective there are fewer than 300 shareholders. On the other hand, if we become a reporting issuer under Section 12 of the Securities Exchange Act of 1934, we will be subject to all of the obligations incumbent on a company with securities registered under Section 12 of the Exchange Act, including the continuing obligation to file the Section 13(a) reports; the directors, officers, and principal stockholders beneficial ownership disclosure requirements of Section 16 of the Exchange Act; and the proxy rules and regulations of Section 14 of the Exchange Act.

We furnish to our shareholders the Financial Statements for the six months ended June 30, 2014.

42

CALEMINDER INC.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

JUNE 30, 2014

43

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and
Stockholder of Caleminder Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Caleminder Inc. (A Development Stage Company) as of June 30, 2014, and the related statements of operations, stockholder’s deficit, and cash flows for the period from May 28, 2014 (Inception) through June 30, 2014. Caleminder Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

We were not engaged to examine management’s assertion about the effectiveness of Caleminder Inc.’s internal control over financial reporting as of June 30, 2014 and, accordingly, we do not express an opinion thereon.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Caleminder Inc. (A Development Stage Company) as of June 30, 2014, and the results of its operations and cash flows for the period from May 28, 2014 (Inception) through June 30, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has incurred operating losses, has incurred negative cash flows from operations and has a working capital deficit. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 6 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

D. Brooks and Associates CPA’s, P.A
West Palm Beach, FL
July 22, 2014

F-1

CALEMINDER INC.
(A Development Stage Company)
Balance Sheet

June 30,
2014

ASSETS

Current Assets:
Cash	$15,000
Prepaid expenses	3,000
Total current assets	18,000

Total assets	$18,000

LIABILITIES AND STOCKHOLDER'S DEFICIT

Current Liabilities:
Accounts payable	$1,000
Loans payable to related parties	17,250
Total current liabilities	18,250

Stockholder's Deficit:
Common stock, 500,000,000 shares authorized, par value $0.0001,
7,500,000 shares issued and outstanding	750
Additional paid-in capital	—
Deficit accumulated during the development stage	(1,000)
Total stockholders' deficit	(250)

Total liabilities and stockholder's deficit	$18,000

The accompanying notes are an integral part of these financial statements.

F-2

CALEMINDER INC.
(A Development Stage Company)
Statement of Operations

May 28, 2014
(Inception) to
June 30,
2014

Revenue	$—

General and Administrative expenses	1,000
Operating loss	(1,000)

Loss before income taxes	(1,000)

Provision for Income Taxes	—

Net loss	$(1,000)

Basic and Diluted
Loss Per Common Share	$(0.00)

Weighted Average Number of
Common Shares Outstanding	6,617,647

The accompanying notes are an integral part of these financial statements.

F-3

CALEMINDER INC.
(A Development Stage Company)
Statement of Stockholder's Deficit

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid in	Development	Stockholder's
	Shares	Amount	Capital	Stage	Deficit

Balances - May 28, 2014 (Inception )	—	$—	$—	$—	$—

Founder's shares issued for cash, $0.0001 per share	7,500,000	750	—	—	750
Net loss for the period	—	—	—	(1,000)	(1,000)
Balance - June 30, 2014	7,500,000	$750	$—	$(1,000)	$(250)

The accompanying notes are an integral part of these financial statements.

F-4

CALEMINDER INC.
(A Development Stage Company)
Statement of Cashflows

May 28, 2014
(Inception) to
June 30,
2014

OPERATING ACTIVITIES:
Net loss	$(1,000)
Adjustments to reconcile net loss to cash used in
in operating activities:
Increase in prepaid expenses	(3,000)
Increase in accounts payable	1,000

Net cash used in operating activities	(3,000)

FINANCING ACTIVITIES:
Proceeds from iisuance of common stock	750
Proceeds from loans from srockholder	17,250
Cash provided by financing activities	18,000

Net change in cash	15,000

Cash, Beginning of Period	—

Cash, End of Period	$15,000

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$—
Income taxes	$—

The accompanying notes are an integral part of these financial statements.

F-5

CALEMINDER INC.

(A Development Stage Company)

 NOTES TO FINANCIAL STATEMENTS

June 30, 2014

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

Caleminder Inc. (“the Company”) was incorporated under the laws of the state of Delaware on May 28, 2014. The Company is considered a development stage company and has not yet realized any revenues from its planned operations.

The Company’s principal operations will include an online gifts and greeting business. The Company expects to generate revenues through online advertising.

As a development stage enterprise, the Company discloses the retained earnings or deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Income Taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

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When required, the Company records a liability for unrecognized tax positions, defined as the aggregate tax effect of differences between positions taken on tax returns and the benefits recognized in the financial statements. Tax positions are measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. No tax benefits are recognized for positions that do not meet this threshold. The Company has no uncertain tax positions that require the Company to record a liability.

The Company recognizes penalties and interest associated with tax matters as part of the income tax provision and includes accrued interest and penalties with the related tax liability in the balance sheet. The Company had no accrued penalties and interest as of June 30, 2014.

Loss per Share

The basic loss per share is calculated by dividing our net income available to common shareholders by the number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing our net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. The Company has not issued any potentially dilutive debt or equity securities.

Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3. INCOME TAXES

The Company uses the liability method , where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. As of June 30, 2014, the Company has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is $1,000 and will expire 20 years from the date the loss was incurred.

NOTE 4. STOCKHOLDER’S DEFICIT

Authorized

The Company is authorized to issue 500,000,000 shares of $0.0001 par value common stock. All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

F-7

Issued and Outstanding

On June 1 2014, the Company issued 7,500,000 common shares to its Director for cash consideration of $0.0001 per share. The proceeds of $750 were received on June 27, 2014.

NOTE 5. CONFLICTS OF INTEREST

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has no revenues. This condition raises substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management is planning to raise funds through debt or equity offerings. There is no guarantee that the Company will be successful in these efforts.

NOTE 7. RELATED PARTY TRANSACTIONS

On June 1 2014, the Company issued 7,500,000 common shares to its Director for cash consideration of $0.0001 per share. The proceeds of $750 were received on June 27, 2014.

As of June 30, 2014, loans from related parties amounted to $17,250, and represent working capital advances from the Company’s sole officer who is also the sole stockholder of the Company. The loans are unsecured, non-interest bearing, and due on demand.

NOTE 8 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after June 30, 2014 through July 11, 2014 which is the date the financial statements were available for issuance.

F-8

PART II

“Dealer Prospectus Delivery Obligation

Until ________, 201_, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.”

Information Not Required in Prospectus

Item 24. Indemnification of Director and Officer

Article XII of our Bylaws provides that to the fullest extent permitted by Delaware law, the Company shall indemnify our Director and officer against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation.

The indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against the director for breach of her fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against the director and officer, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against the director and officer pursuant to these indemnification provisions. We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as Director and officer.

 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Directors, officer and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount

SEC Registration fee	$7

Transfer Agent Fees ( Estimated )	1,500

Accounting fees and expenses	5,000

Legal fees and expenses	5,000

Total:	$11,507

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Item 26. Recent Sales of Unregistered Securities

The following sets forth information regarding all sales of our unregistered securities during the past three years. None of the holders of the Shares issued below have subsequently transferred or disposed of their Shares and the list is also a current listing of the Company's stockholders.

On June 1 2014, we issued a total of 7,500,000 Shares of our common stock to our Principal Executive Officer and Treasurer, Secretary and Principal Financial and Accounting Officer. The purchase price for such Shares was equal to their par value, $0.0001 per share, amounting in the aggregate for all 7,500,000 Shares to $750. None of these transactions involved any underwriters, underwriting discounts or commissions or any public Offering, and we believe these issuances were exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The Offering and sale were made in an offshore transaction and only to the following individual who is a non-U.S. resident , all in accordance with the requirements of Regulation S of the Securities Act.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned

ShiraHalperin 5 BEIT MEIR BET MEIR 9086500 ISRAEL	7,500,000

Item 27. Undertakings

The undersigned Registrant hereby undertakes to:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

a)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b)	reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum Offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate Offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

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c)	include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2.  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

3.  To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

4.  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, we undertake that in a primary Offering of our securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	any preliminary prospectus or prospectus of the undersigned Registrant relating to the Offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

ii.	any free writing prospectus relating to the Offering prepared by or on our behalf or used or referred to by us;

iii.	the portion of any other free writing prospectus relating to the Offering containing material information about us or our securities provided by or on behalf of us; and

iv.	any other communication that is an offer in the Offering made by us to the purchaser.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an Offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our director, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by our director, officer, or control person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amended # 2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jerusalem, State of Israel on October 7 2014.

Caleminder Inc.

Date October 7 2014	By:	/s/ SHIRA HALPERIN
SHIRA HALPERIN
President (Principal Executive Officer) Director Secretary (and Principal Accounting and Financial Officer )

ShiraHalperin is authorized to sign our document in the capacity of President and Principal Accounting and Financial Officer

Exhibits Table

EXHIBIT
NUMBER	DESCRIPTION

3.1	Articles of Incorporation of the Company

3.2	By-Laws of the Company

3.3	Form of Common Stock Certificate of the Company

5.1	Opinion of Legal Counsel

23.1	Consent of D Brooks and Associates CPA's PA

23.2	Consent of legal counsel (see Exhibit 5.1)

99.1	Subscription Agreement

99.2	99.2 Verbal ( oral ) Arrangements with the Company

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